   As filed with the Securities and Exchange Commission on August __, 1996
                                                       Registration No. 33-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                           U.S. ROBOTICS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

      Delaware                              6719                  36-3994412
(State or Other Jurisdiction (Primary Standard Industrial     (I.R.S. Employer
of Incorporation or           Classification Code Number)   Identification No.)
Organization)

                        8100 North McCormick Boulevard
                            Skokie, Illinois 60076
                                (847) 982-5010
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                            George A. Vinyard, Esq.
                        8100 North McCormick Boulevard
                            Skokie, Illinois 60076
                                (847) 933-5830
               (Name, Address, Including Zip Code, and Telephone
              Number, Including Area Code, of Agent for Service)

                                  Copies to:

     Richard S. Millard                                  David Fox
    Mayer, Brown & Platt                           Skadden, Arps, Slate,
  190 South LaSalle Street                            Meagher & Flom
  Chicago, Illinois 60603                            919 Third Avenue
 Telephone:  (312) 782-0600                      New York, New York 10022
                                                 Telephone:  (212) 735-3000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                               ----------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                              Proposed
                                              Maximum          Amount of
      Title of Each Class of                Aggregate(1)      Registration
     Securities to be Registered           Offering Price        Fee
- --------------------------------------------------------------------------------
 Common Stock, par value $.01 per share     $73,000,000        $25,172.37
================================================================================

(1)  Calculated in accordance with Rule 457(o).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED _____________

                               ___________ SHARES

                           U.S. ROBOTICS CORPORATION


                                  COMMON STOCK


         This Prospectus covers _________ shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of U.S. Robotics Corporation (the "Company") which may be offered and sold from time to time by the Selling Stockholders named herein. This Prospectus has been prepared pursuant to a Registration Agreement described herein. See "Selling Stockholders". The Company will not receive any of the proceeds from the sale of any of the Shares.

         The Shares may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire the Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place through the Nasdaq Stock Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through underwritten public offerings, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. See "Plan of Distribution".

         To the extent required, the specific number of Shares to be sold, the names of the Selling Stockholders, purchase price, public offering price, the names of any agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses not borne by the Company. The Company has agreed to bear certain expenses relating to the registration of the Shares under applicable federal and state securities laws (currently estimated at $50,000) and to any offering and sale hereunder not including certain expenses such as commissions or discounts and fees of underwriters, dealers or agents attributable to the sale of the Shares.

         SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

         The Common Stock is traded on the Nasdaq Stock Market under the symbol "USRX". On July 29, 1996, the closing sale price of the Common Stock was $53.5625 per share.


         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                The date of this Prospectus is August __, 1996.

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). Such proxy statements, reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. This material is also available at the Commission web site at http://www.sec.gov.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed on August __, 1996 by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to a copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed with the Commission by the Company (Commission File No. 0-25630) or its predecessor, U.S. Robotics, Inc. (Commission File No. 0-19550) for purposes of the information reporting requirements of the Exchange Act, are incorporated herein by reference:

         1. the Company's Annual Report on Form 10-K for the year ended October 1, 1995;

         2. the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995 and March 31, 1996 (two reports);

         3. the Company's Current Reports on Form 8-K dated October 24, 1995, November 9, 1995, January 22, 1996, February 2, 1996,
                 February 29, 1996, March 4, 1996, March 12, 1996, April 12,
                 1996, April 16, 1996, April 22, 1996, May 9, 1996 and July 24,
                 1996;

         4. the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated September 25, 1991, which incorporates such description by reference to the Company's Registration Statement on Form S-1 dated August 30, 1991 (No. 33-42546) (as amended October 4, 1991 and
                 October 10, 1991); and

         5. the description of the Company's stock purchase rights contained in the Company's Registration Statement on Form 8-A dated May 16, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the information incorporated herein by reference, other than the exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Requests should be directed to U.S. Robotics Corporation at its principal executive offices, 8100 North McCormick Boulevard, Skokie, Illinois 60076,
Attention:  Corporate Secretary ((847) 982-5010).

                                  RISK FACTORS

         Prospective purchasers of the Shares offered hereby should consider the following risk factors, as well as other information contained in this Prospectus.

         Rapid Technological Change

         The market for the Company's products is characterized by rapidly changing technology and emerging industry standards. The Company believes that its future success will depend upon its ability to enhance its existing products and to develop and introduce new products which conform to or support emerging communications standards, meet a wide range of evolving user needs and achieve market acceptance. There can be no assurance that the Company will succeed in developing and marketing such products or that the Company will be able to respond effectively to technological changes, emerging industry standards or new product introductions by others. In addition, the Company may experience delays in obtaining regulatory approvals to sell new products in foreign markets. Any significant delays in developing or shipping new or enhanced products could adversely affect the Company's operating results.

         Competition

         The information access industry is intensely competitive. The Company currently competes principally in the market for analog and digital dial-up modems and network management systems. A number of the Company's existing and potential competitors have more extensive financial, engineering, product development, manufacturing and marketing resources than the Company. The Company's products compete on the basis of product features, quality, reliability, price, name recognition and technical support and service. There can be no assurance that competitors will not introduce products incorporating technology more advanced than the Company's. Competitive pressures often prompt or necessitate price reductions which can lead to lower gross margins and adversely affect operating results. In addition, the Company expects that it will encounter an increased number of well-established competitors, many of which have greater resources and more experience, as it enters new areas of the information access market, including internetworking, telephony and hand held computing and communications devices.

         Dependence on Suppliers

         The Company manufactures all of its products using components or subassemblies procured from third party suppliers. Certain of these components are available only from a single source, and others are available only from limited sources. A substantial majority of the Company's sales are from products containing one or more components which are available from single supply sources. In addition, the Company is dependent on worldwide conditions in the semi-conductor market. If the Company were unable to obtain a sufficient supply of components from its current sources, it could experience difficulties in obtaining alternative sources or in altering product designs to use alternative components. Resulting delays or reductions in product shipments could adversely affect the Company's operating results and damage customer relationships. Further, a significant increase in the price of one or more of these components could adversely affect the Company's operating results.

         Dependence on Independent Distributors and Resellers

         The Company derives most of its revenue from sales to its national, regional and international distributors and resellers. These independent distributors and resellers are not contractually committed to future purchases of the Company's products and therefore could discontinue carrying the Company's products at any time in favor of a competitor's products or for any other reason. The loss of any of the Company's major distributors and resellers could have a significant adverse effect on the Company's operating results. Subject to certain conditions, the Company offers "stock balancing" and "price protection" programs to its distributors and resellers. Although the Company attempts to monitor and manage the volume of sales to distributors and resellers to avoid overstocking and distributor and reseller contracts generally provide for returns only for exchange or credit against future purchases (except for defective goods), the Company remains subject to the risk of price protection credits and product returns.

         Volatility of Stock Price

         The Company believes that factors such as quarterly fluctuations in results of operations, adverse circumstances affecting the introduction or market acceptance of new products offered by the Company, announcements of new products by competitors, changes in earnings estimates by analysts, changes in accounting principles, sales of Common Stock by existing holders, loss of key personnel and other factors may cause the market price of the Common Stock to fluctuate substantially. In addition, stock prices for many technology companies, including the Company, may fluctuate for other reasons (such as market perception of high technology industries) unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, such as recessions or military conflicts, may adversely affect the market price of the Common Stock. During the period from January 2, 1996 to July 29, 1996, the closing price of the Common Stock as reported by NASDAQ (on a split-adjusted basis) ranged from a low of $34.50 per share on January 10, 1996 to a high of $100.50 per share on May 22, 1996. On July 29, 1996, the closing price of the Common Stock as reported by NASDAQ was $53.5625 per share.

         Anti-Takeover Provisions

         The Company has taken a number of actions which could have the effect of discouraging a takeover attempt that might be beneficial to stockholders who wish to receive a premium for their shares from a potential bidder. The Company has adopted a stockholder rights plan which would cause substantial dilution to a person who attempts to acquire the Company on terms not approved by the Company's Board of Directors. The stockholder rights plan may therefore have the effect of delaying or preventing any change in control and deterring any prospective acquisition of the Company. The Company's Certificate of Incorporation and By-Laws also contain provisions which may have the effect of delaying or preventing a change in control. These provisions include: (i) the classification of the Board of Directors; (ii) the restriction that directors can only be removed for cause and only by a majority of the directors or by the vote of 80% of the voting securities of the Company; (iii) the authority of the Board of Directors to issue series of preferred stock with such voting rights and other provisions as the Board of Directors may determine; and (iv) a super-majority voting requirement to amend provisions of the Certificate of Incorporation and By-laws relating to the classification of the Board and removal of directors. In addition, Section 203 of the Delaware General Corporation Law may have the effect of discouraging takeover attempts directed at the Company. Furthermore, employment agreements with certain senior executives of the Company provide for substantial severance pay in the event of a "Change in Control" of the Company as such term is defined in such agreements, and the Company's existing option plans provide for accelerated vesting of options granted thereunder in certain change of control situations.

                                  THE COMPANY

         The Company is a leader in designing, manufacturing, marketing and supporting high performance communications products and systems that facilitate access, management and sharing of information in many forms, ranging from electronic data to fax and voice. Business, professional and personal users worldwide employ the Company's products to connect a wide variety of information processing and communications equipment over a broad array of analog and digital networks. The Company offers reliable, cost-effective solutions at all points of network access from the data communications center to the mobile user to the desktop. The Company designs its products to comply with all major international, domestic and proprietary communications standards and protocols. Many of the Company's products are designed using proprietary architectures which facilitate greater functional integration at both the circuit board and systems levels. This enables the Company to be early to market with new and enhanced products as technologies and standards evolve and to offer its customers flexible solutions which both meet their immediate needs and also provide them with a longer term technological path. Additionally, when U.S. Robotics-designed products are presented at both ends of a communication link, performance and reliability can be enhanced.

         The Company's product lines include a wide variety of dial-up modems, flexible and scaleable Wide Area Network hubs and Local Area Network access products and switches. The Company's products are sold under the Sportster, Megahertz, Courier, Total Control and WorldPort brand names. To provide the broadest possible exposure to prospective purchasers and users of its products, the Company is active in all major domestic and international distribution channels. The Company also manufactures and sells its products to selected original equipment manufacturer customers.

         As part of the Company's ongoing effort to expand its product offerings to all network access points, in February 1995, the Company acquired Megahertz Holding Corporation, a leading supplier of mobile information access products, including high speed PCMCIA (Personal Computer Memory Card International Association) data/fax modems, cellular capable modems, Ethernet adapter cards and combination cards. This acquisition complemented the Company's systems and desktop product offerings and has enabled it to devote greater resources and expertise to the development of new products and added features for the support of mobile and wireless communications. In August and September 1995, the Company acquired ISDN Systems Corporation and Palm Computing, Inc., respectively. In February 1996, the Company entered the LAN switching market when it acquired Amber Wave Systems, Inc. ("Amber Wave"). On July 2, 1996 the Company entered into an agreement to acquire Scorpio Communications Ltd.

         The Company's executive offices are located at 8100 North McCormick Boulevard, Skokie, Illinois 60076, and its telephone number is (847) 982-5010.

                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth for each Selling Stockholder the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to this offering, the maximum number of Shares to be offered and sold from time to time by such Selling Stockholder and the number of shares of Common Stock beneficially owned by such Selling Stockholder after this offering. In each case, the percentage of outstanding shares of Common Stock held by each Selling Stockholder prior to and after this offering represents less than one percent of the outstanding shares of Common Stock.

                                                                     Maximum
                                            Number of Shares         Number of           Number of Shares
                                            Beneficially Owned        Shares             Beneficially Owned
 Selling Stockholders:                      Prior to Offering(1)    Offered(2)           After Offering
 ---------------------                      --------------------    ----------         -------------------
 Rafi Gidron

 The Emerging Markets Telecommunications
 Fund, Inc.

 David Efrati

 Jerusalem Pacific Ventures (1994) L.P.

 Galcom Communications Systems (Israel)
 Ltd.

 Mofet Israel Technology Fund

 The C.I. Global Fund

 The First Israel Fund, Inc.

 Orni Petruschka

 Dovrat Shrem/Polaris Fund L.P.

 Oscar Gruss & Sons, Inc.

 C.I. Emerging Markets Fund

 Advanced Communications Solutions, Ltd.

 Carnegie Partners

 Adnir Holdings Ltd.

 Yaccov Perry

 Mordechai Perlmutter

 Swift Access Ltd.

 Alona Schwartz

 Auzi Muriel

 Mittelman Ignes

 Gilad Keren Hishtalmut Ltd.

 J.O.E.L Jerusalem Oil Exploration Ltd.

 Yaacov Moreshet

 Tal Avnon



================================================================================
______________
(1) Calculated pursuant to Rule 13d-3 under the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes any additional shares of Common Stock that become issuable in connection with the Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

         On ___________, ___, 1996 Orni Petruschka will enter into a three year employment agreement with U.S. Robotics Access Corporation. In accordance with such agreement, Mr. Petruschka will be hired as General Manager of the Company's Israeli subsidiary and Director, U.S. Robotics Access Corp.

         On __________, ____, 1996 Dr. Raphael Gidron will enter into a three year employment agreement with U.S. Robotics Access Corporation. In accordance with such agreement, Dr. Gidron will be hired as Director, U.S. Robotics Access Corp. and General Manager of the WAN Switching Business Unit.

         The Shares offered by the Selling Stockholders named above were issued subject to the provisions of a registration agreement (the "Registration Agreement"), dated as of August __, 1996, by and between the Company and the Selling Stockholders, entered into in connection with the acquisition of Scorpio Communications Ltd. ("Scorpio") by the Company.

         The following summary of certain provisions of the Registration Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Agreement.

         Pursuant to the Registration Agreement, the Company has agreed to keep the Registration Statement of which this Prospectus forms a part continuously effective until the first date on which none of the Shares held by the Selling Stockholders constitute "Registrable Securities." A Share ceases to be a "Registrable Security" (i) when it has been disposed of pursuant to the Registration Statement; (ii) when it has been sold pursuant to Rule 144 (or any successor provision) under the Securities Act; (iii) when it has otherwise been transferred and a new certificate representing such Share not bearing a legend restricting further transfer has been delivered by the Company; (iv) on the third anniversary of the closing of the acquisition of Scorpio; (v) with respect to a particular Selling Stockholder, on the date on which all of such Selling Stockholder's remaining Shares could be sold in a single transaction in compliance with Rule 144 under the Securities Act; or (vi) when it ceases to be outstanding. Pursuant to the Registration Agreement, each Selling Stockholder is obligated not to sell Shares (i) if, subject to certain conditions set forth in the Registration Agreement, the Company has notified such Selling Stockholder that a delay in the disposition of Shares is necessary because the Company, in its reasonable judgment, has determined that a disposition of Shares would require public disclosure of material nonpublic information that the Company deems it advisable not to disclose; provided, however, that no such delay will be imposed unless the Company has equally imposed such a delay in the disposition of the Company's securities by any executive officer or director of the Company; (ii) during the period beginning 10 days prior to and ending 90 days after the closing of an underwritten offering of securities by the Company if the managing underwriter in such offering determines the sale of Shares in excess of such amount would have an adverse effect on an orderly public distribution of securities in the underwritten offering or would have an adverse effect on the price of the securities offered in the underwritten offering; provided that, each executive officer and director of the Company holding an amount of the Company's securities equal to or exceeding the amount held by such Selling Stockholder agrees to the same restrictions; or (iii) if such Selling Stockholder receives notice from the Company of the happening of certain events including, but not limited to, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the initiation of any proceeding for that purpose, receipt of any notification with respect to the suspension of the qualification for sale of such Shares in any jurisdiction, or the happening of any event that makes any statement in the Registration Statement, the Prospectus or any document incorporated herein by reference untrue or requires the making of any changes in such documents in order that they not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                              PLAN OF DISTRIBUTION

         The Company will not receive any proceeds from the sale of the Shares. Each of the Selling Stockholders may sell his, her or its Shares directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders. The distribution of the Shares may be effected in one or more transactions that may take place through the Nasdaq Stock Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales.

         The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. The Selling Stockholders and any dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         The Selling Stockholders may effect transactions by selling the Shares directly or through broker-dealers acting either as principal or as agent, and such broker-dealers may receive compensation in the form of usual and customary or specifically negotiated underwriting discounts, concessions or commissions from the Selling Stockholders.

         To the extent required, the specific number of Shares to be sold, the names of the Selling Stockholders, purchase price, public offering price, the names of any agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement.

         Under the Registration Agreement, the Company has agreed to bear certain expenses of registration of the Common Stock under the federal and state securities laws (currently estimated to be $50,000) and of any offering and sale hereunder not including certain expenses such as commissions or discounts of underwriters, dealers or agents and fees attributable to the sale of the Shares.

         Pursuant to the Registration Agreement, the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain potential liabilities under the Securities Act, or to contribute to payments the Selling Stockholders may be required to make in respect thereof.


                                    EXPERTS

         The consolidated financial statements of the Company incorporated by reference in this Prospectus and in the Registration Statement (together with all amendments and exhibits, the "Registration Statement") of which this Prospectus forms a part, to the extent and for the periods indicated in their reports, have been audited by Grant Thornton LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                                 LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by George A. Vinyard, Vice President, General Counsel and Secretary of the Company. As of the date of this Prospectus, Mr. Vinyard held options to purchase 232,000 shares of the Common Stock, 62,000 of which were then exercisable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following are the estimated expenses in connection with the distribution of the securities being registered:

 Securities and Exchange Commission Registration Fee  . . . . . . . .   $
 Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . .       1,000
 Attorneys' Fees and Expenses . . . . . . . . . . . . . . . . . . . .
 Nasdaq Listing Fees  . . . . . . . . . . . . . . . . . . . . . . . .
 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,000
                                                                         --------
          Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 50,000
                                                                         ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Nine of the Registrant's Certificate of Incorporation ("Article Nine") is consistent with Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article Nine eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article Nine does not eliminate director liability: (1) for breaches of the duty of loyalty to the Registrant and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the Delaware General Corporation Law ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While Article Nine protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in Article Nine have no effect on claims arising under the federal securities laws.

         With certain limitations, Section 7 of Article Seven of the Registrant's By-laws ("Section 7") provides for indemnification of any of the Registrant's past, present and future officers and directors against liabilities and reasonable expenses incurred in any criminal or civil action by reason of such person's being or having been an officer or director of the Registrant or of any other corporation which such person serves as such at the request of the Registrant. Indemnification under Section 7 is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant. Any questions regarding whether the officer or director has met the required standards of conduct are to be answered by (1) the majority of disinterested directors, (2) a written opinion of a reputable disinterested legal counsel selected by the Board, or (3) the stockholders. Indemnification rights under
Section 7 are non-exclusive. In the event of an officer's or director's death, such person's indemnification rights shall extend to his or her heirs and legal representatives. Rights under Section 7 are severable, and if any part of that section is determined to be invalid for any reason, all other parts remain in effect.

         Under Section 145 of the Delaware General Corporation Law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

         With the approval of the Registrant's stockholders, the Registrant has entered into Directorship Agreements with its directors. These Directorship Agreements provide that the directors will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines, amounts paid or incurred by them for settlement in any action or proceeding, including any derivative action, on account of their service as directors of the Registrant or of any subsidiary of the Registrant or of any other company or enterprise in which they are serving at the request of the Registrant. No indemnity will be provided to any director under these agreements on account of liability for any breach of the director's duty of loyalty to the Registrant, such subsidiaries, stockholders or enterprises, any act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws, or any transaction from which the director derived an improper personal benefit. In addition, no indemnification will be provided
(a) for which payment is made to or on behalf of the director under any insurance policy (except with respect to any excess amount to which the director is entitled under the Directorship Agreement beyond the amount of payment under such insurance policy), (b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy, or (c) in connection with any proceeding initiated by the director, or any proceeding by the director against the Registrant, or its directors, officers, employees or other persons entitled to be indemnified by the Registrant, unless (i) the Registrant is expressly required by law to make the indemnification, (ii) the proceeding was authorized by the Board of Directors of the Registrant or (iii) the director initiated the proceeding pursuant to the Directorship Agreement and the director is successful in whole or in part in the proceeding.

ITEM 16.  EXHIBITS

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the ____ day of July, 1996.

                                  U.S. ROBOTICS CORPORATION


                                  By:/s/ Casey Cowell
                                     ------------------------------------------
                                         Casey Cowell, Chairman of the Board,
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)



                               POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints George A. Vinyard and Mark Remissong, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of U.S. Robotics Corporation) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                     Title                        Date
    ---------                     -----                        ----
     /s/ Casey Cowell         Chairman of the Board,          August 2, 1996
- ----------------------            President and Chief
     Casey Cowell                      Executive Officer
                                  (Principal Executive
                                  Officer)

     /s/ John McCartney       Executive Vice President        August 1, 1996
- -----------------------               and Director
     John McCartney

     /s/ Jonathan N. Zakin    Executive Vice President        August 1, 1996
- --------------------------            and Director
     Jonathan N. Zakin

     /s/ Mark Remissong       Vice President and Chief        August 2, 1996
- -----------------------           Financial Officer
     Mark Remissong               (Principal Financial
                                  Officer)

     /s/ Steven T. Campbell   Vice President and Controller   August 1, 1996
- ---------------------------   (Principal Accounting Officer)
     Steven T. Campbell

     /s/ James E. Cowie       Director                        August 1, 1996
- -----------------------
     James E. Cowie


    /s/ Terence M. Graunke            Director            July 31, 1996
- --------------------------
   Terence M. Graunke


   /s/ Peter I. Mason                 Director            July 31, 1996
- ---------------------
   Peter I. Mason

   /s/ Paul G. Yovovich               Director            July 31, 1996
- -----------------------
   Paul G. Yovovich

                                 EXHIBIT INDEX


Exhibit                                                                                                                  Sequential
Number           Description of Exhibit                                                                                  Page Number
- -------          ----------------------                                                                                  -----------
 4.1             Specimen Common Stock Certificate                                                                          *

 4.2             Rights Agreement, dated as of May 9, 1996,                                                                **
                 between the Company and Harris Trust and Savings Bank

   5             Opinion of George A. Vinyard, Esq. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

23.1             Consent of Grant Thornton LLP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

23.2             Consent of George A. Vinyard, Esq. (included in Exhibit 5)

99.1             Form of Registration Agreement by and between U.S. Robotics Corporation, and certain Stockholders of Scorpio Communications Ltd.
                  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





__________________________________

*        Incorporated herein by reference to U.S. Robotics, Inc. and U.S.
         Robotics Holding Corporation Registration Statement on Form S-4, Registration Statement No. 33-86856, declared effective by the Commission on January 20, 1995.

** Incorporated by reference in the Company's Form 8-K filed on May 16, 1996.